INVESTMENT ADVISORY AND
ADMINISTRATION CONTRACT
Contract made as of October 1, 1998
between PAINEWEBBER INVESTMENT
TRUST, a Massachusetts business trust ("Trust"),
and MITCHELL HUTCHINS ASSET
MANAGEMENT INC. ("Mitchell Hutchins"), a
Delaware corporation registered as a broker-dealer
under the Securities Exchange Act of 1934, as
amended ("1934 Act"), and as an investment adviser
under the Investment Advisers Act of 1940, as
amended,
WHEREAS the Trust is registered under the
Investment Company Act of 1940, as amended
("1940 Act"), as an open-end management
investment company, and offers for public sale two
distinct series of shares of beneficial interest, which
correspond to distinct portfolios, one of which has
been designated as PaineWebber Global Equity
Fund; and
WHEREAS the Trust desires to retain
Mitchell Hutchins as investment adviser and
administrator to furnish certain administrative,
investment advisory and portfolio management
services to the Trust with respect to PaineWebber
Global Equity Fund and any other Series as to which
this Contract may hereafter be made applicable (each
a "Series"), and Mitchell Hutchins is willing to
furnish such services;
NOW, THEREFORE, in consideration of
the premises and mutual covenants herein contained,
it is agreed between the parties hereto as follows:
1.	Appointment. The Trust hereby
appoints Mitchell Hutchins as investment adviser
and administrator of the Trust and each Series for
the period and on the terms set forth in this
Contract. Mitchell Hutchins accepts such
appointment and agrees to render the services herein
set forth, for the compensation herein provided.
2. 	Duties as Investment Adviser.
(a)	Subject to the supervision of the
Trust's Board of Trustees ("Board"), Mitchell
Hutchins will provide a continuous investment
program for a Series, including investment research
and management with respect to all securities and
investments and cash equivalents in the Series, and
may allocate the Series' portfolio investments
between countries, regions or types of investments.
Mitchell Hutchins will determine from time to time
what securities and other investments will be
purchased, retained or sold by the Series.  Mitchell
Hutchins may delegate to a sub-adviser, in whole or
in part, Mitchell Hutchins' duty to provide a
continuous investment management program with
respect to any Series, including the provision of
investment management services with respect to a
portion of the Series' assets, in accordance with
paragraph 5 of this Agreement.
(b)	Mitchell Hutchins agrees that in
placing orders with brokers, it will attempt to obtain
the best net result in terms of price and execution;
provided that, on behalf of any Series, Mitchell
Hutchins may, in its discretion, use brokers who
provide the Series with research, analysis, advice
and similar services to execute portfolio transactions
on behalf of the Series, and Mitchell Hutchins may
pay to those brokers in return for brokerage and
research services a higher commission than may be
charged by other brokers, subject to Mitchell
Hutchins' determining in good faith that such
commission is reasonable in terms either of the
particular transaction or of the overall responsibility
of Mitchell Hutchins to such Series and its other
clients and that the total commissions paid by such
Series will be reasonable in relation to the benefits to
the Series over the long term. In no instance will
portfolio securities be purchased from or sold to
Mitchell Hutchins, or any affiliated person thereof,
except in accordance with the federal securities laws
and the rules and regulations thereunder, or any
applicable exemptive orders . Whenever Mitchell
Hutchins simultaneously places orders to purchase
or sell the same security on behalf of a Series and
one or more other accounts advised by Mitchell
Hutchins, such orders will be allocated as to price
and amount among all such accounts in a manner
believed to be equitable to each account. The Trust
recognizes that in some cases this procedure may
adversely affect the results obtained for the Series.
(c) 	Mitchell Hutchins will oversee the
maintenance of all books and records with respect to
the securities transactions of each Series, and will
furnish the Board with such periodic and special
reports as the Board reasonably may request. In
compliance with the requirements of Rule 31a-3
under the 1940 Act, Mitchell Hutchins hereby agrees
that all records which it maintains for the Trust are
the property of the Trust, agrees to preserve for the
periods prescribed by Rule 31a-2 under the 1940
Act any records which it maintains for the Trust and
which are required to be maintained by Rule 31a-l
under the 1940 Act and further agrees to surrender
promptly to the Trust any records which it maintains
for the Trust upon request by the Trust.
(d)	Mitchell Hutchins will oversee the
computation of the net asset value and the net
income of each Series as described in the currently
effective registration statement of the Trust under
the Securities Act of 1933, as amended, and the
1940 Act and any supplements thereto
("Registration Statement) or as more frequently
requested by the Board.
(e)	The Trust hereby authorizes Mitchell
Hutchins and any entity or person associated with
Mitchell Hutchins which is a member of a national
securities exchange to effect any transaction on such
exchange for the account of any Series, which
transaction is permitted by Section 11(a) of the 1934
Act and the rules thereunder, and the Trust hereby
consents to the retention of compensation by
Mitchell Hutchins or any person or entity associated
with Mitchell Hutchins for such transaction.
3.	Duties as Administrator.  Mitchell
Hutchins will administer the affairs of the Trust and
each Series subject to the supervision of the Board
and the following understandings:
(a)	Mitchell Hutchins will supervise all
aspects of the operations of the Trust and each
Series, including oversight of transfer agency,
custodial and accounting services, except as
hereinafter set forth; provided, however, that
nothing herein contained shall be deemed to relieve
or deprive the Board of its responsibility for and
control of the conduct of the affairs of the Trust and
each Series.
(b) 	Mitchell Hutchins will provide the
Trust and each Series with such corporate,
administrative and clerical personnel  (including
officers of the Trust) and services as are reasonably
deemed necessary or advisable by the Board,
including the maintenance of certain books and
records of the Trust and each Series.
(c)	Mitchell Hutchins will arrange, but
not pay, for the periodic preparation, updating, filing
and dissemination (as applicable) of the Trust's
Registration Statement, proxy material, tax returns
and required reports to each Series' shareholders and
the Securities and Exchange Commission and other
appropriate federal or state regulatory authorities.
(d) 	Mitchell Hutchins will provide the
Trust and each Series with, or obtain for it, adequate
office space and all necessary office equipment and
services, including telephone service, heat, utilities,
stationery supplies and similar items.
(e) 	Mitchell Hutchins will provide the
Board on a regular basis with economic and
investment analyses and reports and make available
to the Board upon request any economic, statistical
and investment services normally available to
institutional or other customers of Mitchell
Hutchins.
4.	Further Duties. In all matters relating
to the performance of this Contract, Mitchell
Hutchins will act in conformity with the Declaration
of Trust, By-Laws, and Registration Statement of
the Trust and with the instructions and directions of
the Board and will comply with the requirements of
the 1940 Act, the rules thereunder, and all other
applicable federal and state laws and regulations.
5.	Delegation of Mitchell Hutchins'
Duties as Investment Adviser and Administrator.
With respect to any or all Series, Mitchell Hutchins
may enter into one or more contracts ("Sub-
Advisory or Sub-Administration Contract") with one
or more sub-advisers or sub-administrators in which
Mitchell Hutchins delegates to such sub-advisers or
sub-administrators any or all of its duties specified in
Paragraphs 2 and 3 of this Contract, provided that
each Sub-Advisory or Sub-Administration Contract
imposes on the sub-adviser or sub-administrator
bound thereby all the corresponding duties and
conditions to which Mitchell Hutchins is subject by
Paragraphs 2 and 3 of this Contract and all the
duties and conditions of paragraph 4 of this
Contract, and further provided that each
Sub-Advisory or Sub-Administration Contract meets
all requirements of the 1940 Act and rules
thereunder.  Furthermore, to the extent consistent
with the regulations and orders of the Securities and
Exchange Commission, the appointment and
engagement of any sub-advisor and delegation to it
of duties hereunder by Mitchell Hutchins shall be
subject only to the approval of the Board of
Trustees of the Trust.
6.	Services Not Exclusive. The services
furnished by Mitchell Hutchins hereunder are not to
be deemed exclusive and Mitchell Hutchins shall be
free to furnish similar services to others so long as
its services under this Contract are not impaired
thereby or unless otherwise agreed to by the parties
hereunder in writing. Nothing in this Contract shall
limit or restrict the right of any director, officer or
employee of Mitchell Hutchins, who may also be a
Trustee, officer or employee of the Trust, to engage
in any other business or to devote his or her time
and attention in part to the management or other
aspects of any other business, whether of a similar
nature or a dissimilar nature.
7. 	Expenses.
(a)	During the term of this Contract,
each Series will bear all expenses, not specifically
assumed by Mitchell Hutchins, incurred in its
operations and the offering of its shares.
(b) 	Expenses borne by each series will
include but not be limited to the following (or each
Series' proportionate share of the following): (i) the
cost (including brokerage commissions) of securities
purchased or sold by the Series and any losses
incurred in connection therewith; (ii) fees payable to
and expenses incurred on behalf of the Series by
Mitchell Hutchins under this Contract; (iii) expenses
of organizing the Trust and the Series; (iv) filing fees
and expenses relating to the registrations and
qualification of the Series' shares and the Trust
under federal and/or securities laws and maintaining
such registration and qualifications; (v) fees and
salaries payable to the Trust's Trustees and officers
who are not interested persons of the Trust or
Mitchell Hutchins; (vi) all expenses incurred in
connection with the Trustees' services, including
travel expenses; (vii) taxes (including any income or
franchise taxes) and governmental fees; (viii) costs
of any liability, uncollectible items of deposit and
other insurance and fidelity bonds; (ix) any costs,
expenses or losses arising out of a liability of or
claim for damages or other relief asserted against the
Trust or Series for violation of any law; (x) legal,
accounting and auditing expenses, including legal
fees of special counsel for those Trustees of the
Trust who are not interested persons of the Trust;
(xi) charges of custodians, transfer agents and other
agents; (xii) costs of preparing share certificates;
(xiii) expenses of setting in type and printing
prospectuses and supplements thereto, statements of
additional information and supplements thereto,
reports and proxy materials for existing
shareholders; (xiv) costs of mailing prospectuses and
supplements thereto, statements of additional
information and supplements thereto, reports and
proxy materials to existing shareholders; (xv) any
extraordinary expenses (including fees and
disbursements of counsel, costs of actions, suits or
proceedings to which the Trust is a party and the
expenses the Trust may incur as a result of its legal
obligation to provide indemnification to its officers,
Trustees, agents and shareholders) incurred by the
Trust or Series; (xvi) fees, voluntary assessments
and other expenses incurred in connection with
membership in investment company organizations;
(xvii) cost of mailing and tabulating proxies and
costs of meetings of shareholders, the Board and any
committees thereof; (xviii) the cost of investment
company literature and other publications provided
by the Trust to its Trustees and officers; (xix) costs
of mailing, stationery and communications
equipment; (xx) expenses incident to any dividend,
withdrawal or redemption options; (xxi) charges and
expenses of any outside pricing service used to value
portfolio securities; and (xxii) interest on borrowings
of the Fund.
(c) 	The Trust or a Series may pay
directly any expenses incurred by it in its normal
operations and, if any such payment is consented to
by Mitchell Hutchins and acknowledged as
otherwise payable by Mitchell Hutchins pursuant to
this Contract, the Series may reduce the fee payable
to Mitchell Hutchins pursuant to Paragraph 8
thereof by such amount. To the extent that such
deductions exceed the fee payable to Mitchell
Hutchins on any monthly payment date, such excess
shall be carried forward and deducted in the same
manner from the fee payable on succeeding monthly
payment dates.
(d) 	Mitchell Hutchins will assume the
cost of any compensation for services provided to
the Trust received by the officers of the Trust and by
those Trustees who are interested persons of the
Trust.
(e) 	The payment or assumption by
Mitchell Hutchins of any expenses of the Trust or a
Series that Mitchell Hutchins is not required by this
Contract to pay or assume shall not obligate
Mitchell Hutchins to pay or assume the same or any
similar expense of the Trust or a Series on any
subsequent occasion.
8. 	Compensation.
(a)	 For the services provided and the
expenses assumed pursuant to this Contract, with
respect to Global Equity Fund, the Trust will pay to
Mitchell Hutchins a fee, computed daily and paid
monthly, at an annual rate of 0.85% of the average
daily net assets of such Series up to and including
$500 million and 0.83% of the average daily net
assets of such Series in excess of $500 million up to
an including $1 billion and 0.805% of the average
daily net assets of such Series in excess of $1 billion.
(b) 	For the services provided and the
expenses assumed pursuant to this Contract with
respect to any other Series hereafter established, the
Trust will pay to Mitchell Hutchins from the assets
of such Series a fee in an amount to be agreed upon
in a written fee agreement ("Fee Agreement")
executed by the Trust on behalf of such Series and
by Mitchell Hutchins. All such Fee Agreements shall
provide that they are subject to all terms and
conditions of this Contract.
(c) 	The fee shall be computed daily and
paid monthly to Mitchell Hutchins on or before the
first business day of the next succeeding calendar
month.
(d) 	If this Contract becomes effective or
terminates before the end of any month, the fee for
the period from the effective day to the end of the
month or from the beginning of such month to the
date of termination, as the case may be, shall be
prorated according to the proportion which such
period bears to the full month in which such
effectiveness or termination occurs.
9. 	Limitation of Liability of Mitchell
Hutchins. Mitchell Hutchins and its delegates,
including any Sub-Adviser or Sub-Administrator to
any Series or the Trust, shall not be liable for any
error of judgment or mistake of law or for any loss
suffered by any Series, the Trust or any of its
shareholders, in connection with the matters to
which this Contract relates, except to the extent that
such a loss results from willful misfeasance, bad faith
or gross negligence on its part in the performance of
its duties or from reckless disregard by it of its
obligations and duties under this Contract. Any
person, even though also an officer, director,
employee, or agent of Mitchell Hutchins, who may
be or become an officer, Trustee, employee or agent
of the Trust shall be deemed, when rendering
services to any Series or the Trust or acting with
respect to any business of such Series or the Trust,
to be rendering such service to or acting solely for
the Series or the Trust and not as an officer,
director, employee, or agent or one under the
control or direction of Mitchell Hutchins even
though paid by it.
10. 	Limitation of Liability of the Trustees
and Shareholders of the Trust. No Trustee,
shareholder, officer, employee or agent of any Series
shall not be liable for any obligations of any Series
or the Trust under this Contract, and Mitchell
Hutchins agrees that, in asserting any rights or
claims under this Contract, it shall look only to the
assets and property of the Trust in settlement of
such right or claim, and not to any Trustee,
shareholder, officer, employee or agent.
11. 	Duration and Termination.
(a) 	This Contract shall become effective
upon the date hereabove written provided that, with
respect to any Series, this Contract shall not take
effect unless it has first been approved (i) by a vote
of a majority of those Trustees of the Trust who are
not parties to this Contract or interested persons of
any such party cast in person at a meeting called for
the purpose of voting on such approval, and (ii) by
vote of a majority of that Series' outstanding voting
securities.
(b) 	Unless sooner terminated as provided
herein, this Contract shall continue in effect for two
years from the above written date. Thereafter, if not
terminated, this Contract shall continue
automatically for successive periods of twelve
months each, provided that such continuance is
specifically approved at least annually (i) by a vote
of a majority of those Trustees of the Trust who are
not parties to this Contract or interested persons of
any such party, cast in person at a meeting called for
the purpose of voting on such approval, and (ii) by
the Board or with respect to any given Series by
vote of a majority of the outstanding voting
securities of such Series.
(c) 	Notwithstanding the foregoing, with
respect to any Series this Contract may be
terminated at any time, without the payment of any
penalty, by vote of the board or by a vote of a
majority of the outstanding voting securities of such
Series on sixty days' written notice to Mitchell
Hutchins or by Mitchell Hutchins at any time,
without the payment of any penalty, on sixty days'
written notice to the Trust.  Termination of this
Contract with respect to any given Series shall in no
way affect the continued validity of this Contract or
the performance thereunder with respect to any
other Series.  This Contract will automatically
terminate in the event of its assignment.
12. 	Amendment of this Contract. No
provision of this Contract may be changed, waived,
discharged or terminated orally, but only by an
instrument in writing signed by the party against
which enforcement of the change, waiver, discharge
or termination is sought, and no amendment of this
contract as to any given Series shall be effective until
approved by vote of a majority of such Series'
outstanding voting securities.
13. 	Governing Law. This Contract shall
be construed in accordance with the laws of the
State of Delaware, without giving effect to the
conflicts of laws principles thereof,  and in
accordance with the 1940 Act, provided, however,
that Section 10 above will be construed in
accordance with the laws of the Commonwealth of
Massachusetts.  To the extent that the applicable
laws of the State of Delaware or the Commonwealth
of Massachusetts conflict with the applicable
provisions of the 1940 Act, the latter shall control.
14. 	Miscellaneous. The captions in this
Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This
Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms
"majority of the outstanding voting securities,"
"affiliated person," "interested person,"
"assignment," "broker," "investment adviser,"
"national securities exchange," "net assets,"
"prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940
Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange
Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
IN WITNESS WHEREOF, the parties
hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.
MITC
HELL
HUTCHINS
ASSET

MANAGEME
NT INC.

Attest:  /s/ Scott Griff				By:  /s/
Diane E. O'Donnell
	     First Vice President
Senior Vice President


	PAINEWEBBER INVESTMENT TRUST

Attest:  /s/ Jennifer Farrell			By:  /s/
Keith A. Weller
	     Assistant Secretary
Vice President and Assistant Secretary

7

12


DC-258160.01